Exhibit 10.3

PROMISSORY NOTE

(Term Loan)

April 30, 2012

Borrower:	inContact, Inc., a Delaware corporation

Lender:	Zions First National Bank, a national banking association

Loan Amount:	$4,000,000

Maturity Date:	May 1, 2016

For value received, Borrower promises to pay to the order of Lender at Zions First National Bank, Corporate Banking Group, One South Main Street, Suite 200, Salt Lake City, Utah 84111, or at such other address as the holder of this Promissory Note at any given time may designate by written notice to Borrower, the sum of $4,000,000, or such other principal balance as may be outstanding, in lawful money of the United States with interest thereon calculated and payable as provided herein.

Definitions

Terms used in the singular shall have the same meaning when used in the plural and vice versa. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement (as defined herein). As used in this Promissory Note, the term:

“Applicable Margin” means 4.50% per annum.

“Default Rate” means the interest rate in effect hereunder from time to time (including any applicable margin) plus 3.0% per annum.

“Dollars” and the sign “$” mean lawful money of the United States.

“Draw Period” means the Effective Date through April 30, 2013.

“FHLB Rate” means the rate per annum quoted by Lender as Lender’s FHLB rate based upon the FHLB Seattle rate as quoted in Bloomberg, or on the FHLB Seattle internet web site at www.FHLBsea.com, or other comparable service selected by Lender for the applicable Interest Period. This definition of FHLB Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the rate used herein. It is not necessarily the lowest rate charged by Lender on its loans. If the FHLB Rate becomes unavailable during the term of this Promissory Note, Lender may designate a substitute index after notifying Borrower.

“Interest Period” means, with respect to any advance or balance for which interest is based on the LIBOR Rate, the period commencing on the date such advance is made or, as to an existing balance, the date selected by Borrower and ending, as Borrower may select, on the numerically corresponding day in the first year thereafter, except that each such Interest Period that commences on the last Banking Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Business Day of the appropriate subsequent calendar month; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

a.	No Interest Period may extend beyond the termination of the Loan Agreement;

b.	No Interest Period may extend beyond the aforesaid Maturity Date or such later date to which it is extended; and

c.	If an Interest Period would end on a day that is not a Banking Business Day, such Interest Period shall be extended to the next Banking Business Day unless such Banking Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Business Day.

“LIBOR Rate” applicable to any Interest Period means the rate per annum quoted by Lender two Banking Business Days prior to the commencement of the Interest Period as its LIBOR Rate based upon quotes from the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates as quoted for United States Dollars by Bloomberg or other comparable services selected by Lender for the applicable Interest Period. This definition of LIBOR Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. The LIBOR Rate of Lender may not necessarily be the same as the quoted offered side in the Eurodollar time deposit market quoted by any particular institution or service applicable to any Interest Period. It is not the lowest rate at which Lender may make loans to any of its customers, either now or in the future.

“Loan Agreement” means that certain Amended and Restated Loan Agreement of even date herewith between Lender and Borrower, together with any exhibits, schedules, amendments, addenda, and modifications thereto.

“Maturity Date” shall have the meaning set forth in the heading of this Promissory Note.

“Ninety Day FHLB Rate” means the rate per annum quoted by Lender as Lender’s Ninety Day FHLB rate based upon the FHLB Seattle rate as quoted in Bloomberg, or on the FHLB Seattle internet web site at www.FHLBsea.com, or other comparable service selected by Lender. This definition of Ninety Day FHLB Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the rate used herein. It is not necessarily the lowest rate charged by Lender on its loans. If the Ninety Day FHLB Rate becomes unavailable during the term of this Promissory Note, Lender may designate a substitute index after notifying Borrower.

“Ninety Day LIBOR Rate” means the rate per annum quoted by Lender as its Ninety Day LIBOR Rate based upon quotes from the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates as quoted for United States Dollars by Bloomberg or other comparable services selected by Lender. This definition of Ninety Day LIBOR Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. The Ninety Day LIBOR Rate of Lender may not necessarily be the same as the quoted offered side in the Eurodollar time deposit market quoted by any particular institution or service. It is not necessarily the lowest rate at which Lender may make loans to any of its customers, either now or in the future.

Disbursement

This Promissory Note shall be an amortizing term loan. Amounts borrowed and repaid may not be re-advanced or re-borrowed by Borrower. The right of Borrower to draw funds and the obligation of Lender to make any advance of the proceeds of this Promissory Note to Borrower shall not accrue, in the case of each requested advance, until all of the conditions set forth in Section 4 of the Loan Agreement have been fully satisfied, and shall terminate on the earlier to occur of: (i) the end of the Draw Period, or (ii) upon occurrence of an Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default. Any principal amounts for which disbursement has not been requested during the Draw Period shall not be disbursed hereunder and Borrower shall not be liable to repay such non-disbursed amounts. All amounts owing under this Promissory Note shall be due and payable in full by Borrower upon maturity, whether at the stated maturity date, upon acceleration thereof, or upon renewal or extension thereof.

Provided no Event of Default has occurred, proceeds of this Promissory Note shall be disbursed from time to time during the Draw Period upon request of Borrower according to the terms set forth in the Loan Agreement. Requests for disbursements shall be given in writing or orally no later than 12:00 p.m. Mountain Time of the Banking Business Day on which the advance is to be made. Disbursements hereunder shall be made to Borrower’s account with Lender

Payment Terms

Interest is to be paid in arrears commencing May 1, 2012, and on the same day of each month thereafter.

Principal outstanding as of the end of the Draw Period is to be paid in 36 equal monthly installments commencing June 1, 2013, and on the same day of each month thereafter through the Maturity Date.

All outstanding principal, unpaid interest and all other amounts due under this Promissory Note or any of the other Loan Documents shall be paid in full on the Maturity Date.

All payments shall be applied (a) first, to reimbursable fees, late charges, costs and expenses payable by Borrower under this Promissory Note or any of the other Loan Documents, (b) second, to accrued interest and (c) the remainder, if any, to principal.

Interest shall accrue from the date of disbursement of the principal amount until paid, both before and after judgment, in accordance with the terms set forth herein.

Interest Rate Election

From the Effective Date through the completion of the Draw Period (or thereafter if Borrower fails to elect to convert the interest rate), interest on the entire outstanding principal balance hereunder shall accrue based on the Ninety Day LIBOR Rate.

Not less than three Banking Business Days prior to the end of the Draw Period, Borrower shall notify Lender in writing of its election for the entire outstanding principal balance hereunder to accrue interest based on either the Ninety Day LIBOR Rate or the LIBOR Rate for a specified Interest Period. Upon the expiration of any elected Interest Period, the interest rate hereunder shall automatically convert to one based on the Ninety Day LIBOR Rate unless Borrower gives three Banking Business Days prior written notice to Lender to renew the LIBOR Rate for a specified Interest Period; provided that no Event of Default has occurred and is continuing at the time of any such election.

Any election to convert to an interest rate based on the LIBOR Rate for a specified Interest Period may not be changed after notice is given by Borrower hereunder without consent of Lender until the expiration of the selected Interest Period.

Interest Based on Ninety Day LIBOR Rate

Interest based on the Ninety Day LIBOR Rate shall be calculated as follows:

1.	Interest shall be at a variable rate computed on the basis of a 360 day year, actual days elapsed, at the Ninety Day LIBOR Rate from time to time in effect, adjusted as of any change in the Ninety Day LIBOR Rate, plus the Applicable Margin.

2.	Notwithstanding the foregoing, if Lender determines (which determination shall be conclusive) that (a) quotations of interest rates in the relevant amounts or for the relevant maturities are not being provided for purposes of Lender determining the Ninety Day LIBOR Rate, (b) the Ninety Day LIBOR Rate does not adequately cover the cost to Lender of making or maintaining advances based on the Ninety Day LIBOR Rate, or (c) the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for Lender to offer loans based on the Ninety Day LIBOR Rate, then (i) the right of Borrower to request interest pricing based on the Ninety Day LIBOR Rate shall be suspended until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, and (ii) upon notice to Borrower by Lender, the outstanding principal amount of the balances based on the Ninety Day LIBOR Rate shall be immediately converted to a balance based on the Ninety Day FHLB Rate plus Applicable Margin. Any prepayment based upon such action shall not be subject to any prepayment fees or charges.

Interest Based on LIBOR Rate

Interest based on the LIBOR Rate shall be calculated as follows:

1.	Interest shall be at a rate computed on the basis of a 360 day year at a rate equal to the LIBOR Rate for the applicable Interest Period, plus the Applicable Margin.

2.	Notwithstanding the foregoing, if Lender determines (which determination shall be conclusive) that (a) quotations of interest rates in the relevant amounts or for the relevant maturities are not being provided for purposes of Lender determining the LIBOR Rate, (b) the LIBOR Rate does not adequately cover the cost to Lender of making or maintaining advances based on the LIBOR Rate, or (c) the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for Lender to offer loans based on the LIBOR Rate, then (i) the right of Borrower to request interest pricing based on the LIBOR Rate shall be suspended until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, and (ii) upon notice to Borrower by Lender, the outstanding principal amount of the balances based on the LIBOR Rate shall be immediately converted to a balance based on the FHLB Rate plus Applicable Margin. Any prepayment based upon such action shall not be subject to any prepayment fees or charges.

Prepayment

Borrower may prepay all or any portion of this Promissory Note at any time without penalty or premium; provided, however, that in the event of any voluntary or involuntary prepayment of any LIBOR Rate based balance prior to the end of an Interest Period, Borrower shall make Lender whole and Borrower shall pay to Lender all breakage costs incurred by Lender in connection with such prepayment and compensate Lender for any actual out-of-pocket loss suffered by reason of such principal payment not being made at the end of the Interest Period or as scheduled. Such costs and losses to Lender shall be limited to any loss or breakage costs arising from the re-employment of funds at rates lower than the rate provided by this Promissory Note, cost to Lender of such funds, any interest or fees payable by Lender to lenders of funds obtained by them in order to make or maintain the loan evidenced by this Promissory Note and any related costs. Unless specified otherwise by Borrower, (a) prepayments of principal shall be applied first to outstanding LIBOR Rate based balances, and (b) prepayments of principal applied to LIBOR Rate based balances should be made in the principal amount equal to the aggregate principal amount of the LIBOR Rate based balance, if any, that has an Interest Period ending on such date of prepayment, and so long as no Event of Default has occurred and is continuing, Borrower may, at its option, defer the balance of the prepayment to be applied against any other LIBOR Rate based balance until the next following Interest Period applicable to such LIBOR Rate based balance; provided that cash in an amount equal to the amount of any prepayment so deferred shall be deposited in a cash collateral account maintained with the Lender.

Any prepayment received by Lender after 2:00 p.m. Mountain Time (whichever is in effect on the date the prepayment is received) shall be deemed received on the following Banking Business Day.

General

Upon default in payment of any principal or interest when due, whether due at stated maturity, by acceleration, or otherwise, all outstanding principal shall bear interest at the Default Rate from the date when due until paid, both before and after judgment.

This Promissory Note is made in accordance with the Loan Agreement and is secured by the collateral identified in and contemplated by the Loan Documents, including, without limitation, that certain Security Agreement (All Assets) dated July 16, 2009 between Borrower and Lender, and any and all amendments, modifications, and replacements thereof.

If an Event of Default occurs, time being the essence hereof, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of such election, become immediately due and payable in full.

If an Event of Default occurs, Borrower agrees to pay to the holder hereof all collection costs, including reasonable attorney fees and legal expenses, in addition to all other sums due hereunder.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Utah.

Borrower and all endorsers, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of protest and of non-payment and of dishonor, and consent to extensions of time, renewal, waivers or modifications without notice and further consent to the release of any collateral or any part thereof with or without substitution.

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IN WITNESS WHEREOF, this Promissory Note has been executed by Borrower as of the date first written above.

Borrower:

inContact, Inc.

By:

Name:
Title:

5530337

PROMISSORY NOTE (TERM LOAN)

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